As filed with the Securities and Exchange Commission on August 21, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DNA SYSTEMS, INC.

 (Name of small business issuer in its charter)

NEVADA	7380	98-0557273
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,”

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“accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]

Accelerated filer [ ]

Non-accelerated filer [ ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share (1)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	200,000	$0.50	$100,000	$10.70
(1) This price was arbitrarily determined by DNA SYSTEMS, Inc. (2) Estimated only for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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PROSPECTUS

DNA SYSTEMS, INC.

200,000 SHARES

COMMON STOCK

This prospectus relates to the offer and sale of up to 200,000 shares of our common stock at a price of $0.50 per share. We will offer and sell a total of up to 200,000 shares on a “best efforts” basis directly through our officer and director who will not receive any commissions or remuneration for selling the shares. Individual investors are not required to purchase any specified minimum number of shares. There is no minimum total number of shares which must be sold in this offering, and no arrangements to place any of the proceeds of the offering in escrow. The offering will terminate upon the earlier of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. We can terminate this offering at any time. We will provide notice of the termination of this offering in our periodic report filings. The shares will not be offered through an underwriter and there are no minimum purchase requirements. Net proceeds from sale of shares will be immediately available to us.

There is currently no trading market for our securities.

Investing in our common stock involves substantial risks, and investors should not buy these shares unless they can afford to lose their entire investment.

Please see “Risk Factors” beginning on Page 3 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Offering Price	Commissions	Proceeds Before Expenses and Commissions
Per Share	$0.50	None	$0.50
Total	$100,000	None	$100,000

The date of this prospectus is August 21, 2008

Information contained herein is subject to completion or amendment.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission.  These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.  This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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Table of Contents

SUMMARY

RISK FACTORS

USE OF PROCEEDS

DETERMINATION OF OFFERING PRICE

DILUTION

PLAN OF DISTRIBUTION

DESCRIPTION OF SECURITIES TO BE REGISTERED

INTERESTS OF NAMED EXPERTS AND COUNSEL

DESCRIPTION OF BUSINESS

DESCRIPTION OF PROPERTY

LEGAL PROCEEDINGS

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS  - 14 -

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

DIRECTORS, EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

TRANSACTIONS WITH RELATED PERSONS AND DIRECTOR INDEPENDENCE

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

LEGAL COUNSEL

EXPERTS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

INDEMNIFICATION OF DIRECTORS AND OFFICERS

RECENT SALES OF UNREGISTERED SECURITIES

EXHIBITS

UNDERTAKINGS

SIGNATURES

FINANCIAL STATEMENTS

F- 1 -

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

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SUMMARY

This summary does not contain all the information that may be important for your consideration in investing in these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including, but not limited to, the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

DNA Systems, Inc.

Rm 2213-14, 22nd Floor

Jardine House, 1 Connaught Place,

Central, Hong Kong

852-2802 8663

THE COMPANY

DNA Systems, Inc., (“we”, “us”, “our”, “DNAS”, or the “Company”) was incorporated in the State of Nevada on October 25, 2007. We are a development stage company formed to provide venues for professional organizations to organize conferences, seminars, corporate training, and other events. Our executive office is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. The authorized capital of DNAS consists of 65,000,000 shares of $0.001 par value common stock.

On April 11, 2008, DNAS entered into an agreement (the “Agreement”) with DNA Financial Systems (HK) Limited (“DNAF Limited”), a Hong Kong corporation founded in 2005, in which DNAS agreed to provide venues for DNAF Limited to organize conferences, seminars, corporate trainings and programs in line with professional events. Initially, we will provide the conference room located at our executive office as the venue for the professional events of DNAF Limited.  A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Under the Agreement, DNAS will provide a comprehensive service for special promotions, business and marketing events. Our team of professionals will handle any event from concept to realization and will address DNAF Limited’s needs and desires, with regard to the venue setting, seating, decorations, refreshments and menus. Furthermore, pursuant to the Agreement, we will facilitate the time schedules and event flow and will serve as a point of contact for the site staff and participants. As stated in the Agreement, DNAF Limited shall pay us for the services rendered. The fees for the services that we provide are dependent upon the size, type and duration of the event. The fees shall be paid on the first of the month following the month in which the event was organized by us.

Our president and director, Mr. Wilson Kin Cheung, has several contacts within the Hong Kong business community which we believe will assist us in developing our business operations. Mr. Cheung plans to contact various representatives within the Hong Kong business community who are interested in organizing corporate events.

Because we are in the early stage of our business operations, we have not yet earned any revenues from our operations in the reporting period. As of April 30, 2008, we had $7,261 in cash and cash equivalents on hand and current liabilities of $5,133. As of April 30, 2008, we had a working capital and stockholders’ equity of $2,128. From our inception on October 25, 2007 through April 30, 2008, we have incurred cumulative net loss of $6,377. We ascribe our net loss to having no revenues to offset our expenses from the professional fees related to the creation and operations of our business.

THE OFFERING

Securities Being Offered	Up to 200,000 shares of our Common Stock.

Offering Price

The offering price of the common stock is $0.50 per share. Following completion of this offering, we intend to seek to have our shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote our shares thereon.

Common Stock Outstanding

We currently have a total of 8,500,000 shares of common stock issued and outstanding. In the event all shares we are offering are sold, we will have a total of 8,700,000 shares issued and outstanding following completion of this offering.

Minimum Number of Shares To Be Sold in This Offering	None.

Use of Proceeds

We will receive proceeds of $100,000 from the sale of the common stock if all of the offered shares are purchased.  If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses.  Please refer to “Use of Proceeds” to read about the usage of collected proceeds.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are: (i) the lack of operating history of DNAS; (ii) the lack of a trading market for the our securities; (iii) the fact that the majority of our business activities will take place in Hong Kong; (iv) we are dependent upon a single source of revenue; and (v) the Agreement between us and DNA Financial Systems Limited will end thirty six (36) months after the effective date of the Agreement and will automatically renew for successive one year periods if both parties agree. (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table presents summary information on our audited financial position and result of operation for the fiscal year ended April 30, 2008. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this prospectus.

Balance Sheet	As of April 30, 2008 (audited)

Cash and Cash Equivalents	$7,261
Total Assets	$7,261

F

Total Liabilities	$5,133
Total Stockholders’ Equity	$2,128

Statement of Operation	For the Period from October 25, 2007 (Date of Inception) to April 30, 2008 (audited)

Loss from Operation	$6,377
Interest Income	$0
Net Loss	$6,377

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING MATERIAL RISK FACTORS IN EVALUATING OUR BUSINESS BEFORE PURCHASING ANY OF OUR SHARES OF COMMON STOCK. NO PURCHASE OF OUR COMMON STOCK SHOULD BE MADE BY ANY PERSON WHO IS NOT IN A POSITION TO LOSE THE ENTIRE AMOUNT OF HIS INVESTMENT. OUR BUSINESS AND OPERATIONS COULD BE SERIOUSLY HARMED AS A RESULT OF THESE RISKS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE HARMED AND THE VALUE OF OUR STOCK COULD GO DOWN. THIS MEANS YOU COULD LOSE ALL OR A PART OF YOUR INVESTMENT.

Risks Relating to our Business

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects.

We were incorporated on October 25, 2007 and have just started to commence our proposed business operations. We began providing our services to DNAF Limited on May 27, 2008, and earned $6,407 revenues. Because we have a limited operating history, we cannot evaluate our financial performance and prospects at this moment. We have only recently entered into our contractual arrangement with DNAF Limited and we have just started our business operations, therefore, we cannot assure you that we will operate profitably or that we will have adequate working capital to meet our obligations.

Our auditor has raised substantial doubt about our ability to continue our business because of our accumulated deficit and lack of revenue. We need to continue as a going concern if our business is to achieve profitability.

Our financial statements for the periods from October 25, 2007 to April 30, 2008 are prepared on a going concern basis. As described in the notes to the financial statements, the Company is a development stage company and has an accumulated deficit as of April 30, 2008. These factors raise substantial doubt about our ability to continue as a going concern, and the auditor’s opinion includes a going-concern qualification. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. By issuing this opinion, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations. If we are unable to generate revenue and/or raise additional financing, we will not have sufficient funds to continue in operation. We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

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We have limited funds available for operating expenses. If we cannot obtain the funds needed for operating expenses, we will not be able to pursue our business plan.

We have limited operating capital currently. As of April 30, 2008, the Company had cash and cash equivalents of $7,261, working capital and stockholders’ equity of $2,128 and an accumulated deficit of $6,377. Our current funds are advanced by our stockholder, Mr. Wilson Cheung, and we will rely on the infusion of his funds in the coming 12 months. We expect to incur significant expenses when developing our business in Hong Kong. It is estimated that we need to have a minimum of approximately $40,000, which is 40% of this offering, for short term cash needs. Management has agreed to provide temporary financing to the Company should it be required for working capital but is not contractually obligated to do so. Mr. Cheung has been advancing funds to us during the past six months, but he may not advance funds to us at anytime without any reasons in the future. In that case, we will run out of cash and our operations will be adversely affected.

We are dependent upon a sole customer. The loss of, or significant decrease in, our customer’s need for our services, or their failure to pay us in a timely manner or at all could have a materially adverse effect on our profit.

Currently, we are dependent upon a sole customer. To the extent that our sole customer significantly reduces its need for our services, our sales would be materially and adversely affected; we may not be able to generate enough profits to cover our losses. Furthermore, we are paid for the services that we render in the month following the date the services are rendered.  If our client fails to pay us in a timely manner, this could have a materially adverse effect on our profit.  Additionally, if we fail to meet our client’s needs, we may:

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Lose revenues or be unable to obtain revenues on time to offset any operating expenses;

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Receive negative feedback, which could damage our reputation and adversely affect our ability to attract more clients.

DNAF Limited may choose to terminate the Agreement by written notice prior to the expiration date of the Agreement. If the Agreement is terminated or otherwise becomes unavailable, our business will fail.

The contract we have entered into with DNAF Limited is the only contract we have; we are dependent on this single contract to provide revenue to DNAS. The Agreement between DNAF Limited and DNAS is valid for three years starting from the effective date, which is April 11, 2008. According to the terms of the Agreement, DNAF Limited has the right to terminate the Agreement without cause by written notice 90 days prior to the expiration date of the Agreement. The Agreement will be automatically renewed for successive one (1) year terms unless either party elects to terminate by providing written notice of such termination. Therefore, our ability to establish and increase revenues in the future will depend significantly on our ability to maintain a good relationship with DNAF Limited. If our Agreement was terminated prior to the expiration date, was not renewed following expiration, or otherwise became unavailable or unenforceable, our business would fail to go on unless we were able to enter replacement contracts with third party vendors of which there can be no assurance.

We depend on attracting qualified employees. If we cannot attract and retain qualified employees, we may not be able to pursue our business plan.

We are an event organizing service provider. Our future revenues and future growth depend on our ability to attract qualified employees, in particular, experienced organizers and marketing professionals who are financially literate. DNAS is currently managed by Mr. Wilson Kin Cheung and Ms. Vivian Wing Yee Poon, and we have not yet hired any other

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employees to assist them. It is important to hire additional staff if and when we have sufficient funds, as stated in the “Use of Proceeds” section. These employees will generate revenues for DNAS by providing our event organizing services to our customers. We may face difficulties in recruiting sufficient qualified employees because the market may not have enough personnel of such kind. If we are unable to employ such individuals, we could face a material decline in our revenues.

We depend on the quality of our services and our good reputation to bring in potential clients. If we cannot attract potential clients, we will not be able to earn revenue and our business will fail.

DNAS’s ability to bring in potential clients will greatly depend on the quality of its services and its reputation among its potential clients. We are still in the development stage and are not as well known in the industry as some of our competitors are. If our clients are dissatisfied with our services, or our reputation is adversely affected for any other reason, our business, result of operations, financial condition and prospects could be materially harmed.

Our success is dependent on retaining key personnel who would be difficult to replace.

Our success depends largely on the continued services of our key management. In particular, our success depends on the continued efforts of Mr. Wilson Cheung, the President and Director of DNAS. Mr. Cheung has significant contacts with the Hong Kong business community and is crucial for our business development. There can be no assurance that Mr. Cheung will continue in his present capacities for any particular period of time. We have no employment agreement with Mr. Cheung. The loss of the services of Mr. Cheung could materially and adversely affect our ability to attract clients and to employ and retain qualified employees. This could force us to curtail or cease our business operations.

We may face fierce competition from other businesses. If we cannot gain a market share among this competition, we may not earn revenues and our business may fail.

DNAS believes that it will face competition from other businesses, especially those with greater name recognition, greater financial and marketing resources, and a longer operating history. Our competitors may also leverage their existing relationships with companies, their expertise, and their established reputations to increase their share of the market. However, DNAS is in its development stage and with limited funds. Also, because some of our potential clients are already using these event organizing services, we may face difficulties in pursuing these potential clients to change to use our services, and we may not be able to attract new potential clients to use our services because we have shorter operating history and are less known to them. There can be no assurance that we will be able to achieve or maintain adequate market share or sales in order to achieve profitability and significantly expand our business operations.

Risk Relating to Our Common Stock

Mr. Wilson Kin Cheung and Ms. Josephine Wai Wai Cheung are currently the only stockholders of DNAS and will continue to have approximately 97.70% of the outstanding shares even if all of the shares offered herein are sold. Mr. Cheung will be able to elect the Board of Directors and control DNAS.

The value attributable to the right to vote is diminished as a result of Mr. Cheung having a large share position. Mr. Cheung directly has 94.12% of the voting power of our outstanding equity. Even if all 200,000 shares are sold, Mr. Cheung will be the majority stockholder and will retain approximately 91.95% of the issued and outstanding shares of DNAS. As a result, Mr. Cheung will elect the board of directors and will decide all other matters submitted to the

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stockholders. Provisions in our certificate of incorporation, by-laws may also enhance his control.

Mr. Wilson Kin Cheung and Ms. Vivian Wing Yee Poon devote approximately 20% of their time to DNAS. This may not be sufficient time to make DNAS successful.

DNAS is currently managed by Mr. Cheung, the President and Director of the Company, and Ms. Poon, the Chief Executive Officer of the Company. We have not signed any employee agreements with Mr. Cheung and Ms. Poon, and they currently devote approximately 20% of their time to our operations. Mr. Cheung is also currently the only person who is actively marketing our services to potential clients. The limited time that Mr. Cheung and Ms. Poon are able to dedicate to our business operations could have an adverse effect on our business operations and our ability to generate revenue.

The offering price for DNAS’s shares was arbitrarily determined.

The offering price for the Shares offered hereby has been arbitrarily determined by corporate management. The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Resale of our shares may be difficult because there is no current market for our shares, and it is possible that no market will develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow stockholders to easily dispose of their shares. The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

If a trading market develops for DNAS’s common stock, it is likely to be subject to the "Penny Stock" Rules of the SEC. The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in DNAS’s stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop. If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Risk Relating to Doing Business In Hong Kong and Other Potential Sales Regions

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Changes in Hong Kong’s political and legal condition could harm our business operations.

Our assets and initial business will be in Hong Kong, and we will conduct our initial business activities in Hong Kong. Any changes in political and legal conditions in Hong Kong may influence our operations and financial conditions. However, any changes in political, legal or other conditions in Hong Kong altering Hong Kong’s autonomy could have an adverse effect on our business operations and potential revenue.

We are subject to international economic and political risks, over which we have little or no control.

We may expand our business region to other countries or regions like Singapore, Australia, Taiwan, China and foreign branches and subsidiaries of entities having their Head Quarters in these countries. Doing business outside the United States may subject us to various unique risks. This includes changing economic, political and social conditions, major work stoppages, exchange controls, currency fluctuations or devaluations, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, unable to alter our business practices in time to avoid loss of assets, and disruption or failure of our business. If any of these conditions occur, it might result in the total loss of our investment in certain countries.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident director.

All of our operations and our assets are located outside the United States. In addition, our officers and director are foreign citizens. As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against any of our individual director or officer.

USE OF PROCEEDS

If we sell the maximum of 200,000 shares we are offering, we will receive a total sum of $100,000 proceeds before deduction of costs associated with this offering. This sum is calculated based on the assumption that we could raise 100% of the offering proceeds. If we only raise 30% of the offering proceeds, or $30,000, all proceeds will be used to pay the offering expenses. The following table provides information regarding our intended allocation of the net proceeds of this offering, assuming various percentages sold of the total shares offered in the offering.

	100% of the offering	75% of the offering	50% of the offering	25% of the offering (5)	10% of the offering (5)

Offering expenses (1)	$30,000 (30%)	$30,000 (40%)	$30,000 (60%)	$30,000 (120%)	$30,000 (300%)

Business development (2)	$10,000 (10%)	$7,500 (10%)	$5,000 (10%)	$0 (0%)	$0 (0%)

Administrative expenses (3)	$5,000 (5%)	$3,750 (5%)	$2,500 (5%)	$0 (0%)	$0 (0%)

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Working Capital (4)	$55,000 (55%)	$33,750 (45%)	$12,500 (25%)	$0 (0%)	$0 (0%)

Total Sum Received	$100,000	$75,000	$50,000	$25,000	$10,000

We will use the proceeds from this offering to develop our business and acquire equipment to improve our efficiency. The table illustrates our estimate of the intended allocation of the proceeds from this offering; however, there maybe discrepancies in the actual expenses that will be incurred in one or more categories. Our allocation of proceeds may vary slightly for adjustment.

(1)

Estimated expenses of DNAS associated with this offering will consist of registration fees, transfer agent’s fees, printing costs, postage, distribution costs, legal fees, accounting fees, and miscellaneous expenses. These costs are estimated.

(2)

The funds allocated to business development are intended to be used to prepare marketing materials for DNAS to locate new business partners. We hope to build up our corporate reputation and align more business partners to provide our services to them.

(3)

The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

(4)

The funds allocated to working capital are intended to be used for hiring more additional employees in the coming 12 months. One of them will be a professional salesperson who will be responsible for locating and engaging additional business partners, and the other will be responsible for venue setting, facilitating the event flow and serving as a point of contact for the site participants. If we do not obtain enough funds from this offering (i.e. 75%-100% of the offering), we may hire only one professional to assist our CEO, Ms. Vivian Poon.

(5)

Because the estimated expenses of this offering are approximately $30,000, all proceeds from the offering will be applied to payment of offering expenses until the Company has sold more than 30% of the shares being offered hereby.

DETERMINATION OF OFFERING PRICE

The offering price of $0.50 per share for the shares offered hereby has been arbitrarily determined by corporate management.  We have no significant tangible assets or operating history and have not generated any significant revenues or profits to date. The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

Our current stockholders acquired their shares of common stock at a cost substantially less than $0.50 per share. As a result, purchasers in this offering will suffer immediate dilution in the net tangible book value of their shares following completion of the offering. The following table illustrates the per share dilution as of April 30, 2008, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares. The amount of dilution will vary depending on how many of the shares offered by DNAS are sold. See the following table:

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DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$0.50	$0.50	$0.50	$0.50	$0.50

Net Tangible Book Value Per Share Before Offering	0.0003	0.0003	0.0003	0.0003	0.0003

Net Tangible Book Value Per Share After Offering	0.0117	0.0089	0.0061	0.0032	0.0014

Dilution of Net Tangible Book Value to New Investors	0.4883	0.4911	0.4939	0.4968	0.4986

Increase in Net Tangible Book Value to Existing Stockholder	0.0114	0.0086	0.0058	0.0029	0.0011

PLAN OF DISTRIBUTION

This prospectus relates to shares we are offering for sale on a “self-underwritten” basis.     We are offering a total of up to 200,000 shares for sale on a “self-underwritten” basis directly through Wilson Cheung, our president and director who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. He will conduct the offering through written communication with potential purchasers and by responding to inquiries received from potential purchasers. This offering will terminate upon the earlier to occur of (i) the first anniversary of the date of this prospectus, (ii) the date on which all 200,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering. We may elect to terminate this offering early for any reason, although it is most likely that early termination would be based on business factors such as the possibility that we are having difficulty locating prospective purchasers and have made a determination that there is not currently a viable market for the shares, a determination that continuing efforts to locate additional prospective purchasers are likely to be too costly or time consuming, or in the event we locate other sources of capital or determine that it would be preferable to seek to raise capital through debt financing or through a private placement offering of securities.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of DNAS. We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees. Although we have not yet done so, we anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors in the event we determine that conducting the offering solely through our officers and directors is not likely to result in the sale of a substantial number of the shares offered hereby. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or that we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or

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sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agent may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 10% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with his selling efforts in the offering, Mr. Cheung will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Cheung is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Cheung will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cheung is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cheung will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Cheung will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). In conjunction with this offering, Mr. Cheung intends to limit his participation to transactions involving offers and sales to registered broker dealers, preparing and delivering written communications to potential purchasers through the mails, and responding to inquiries initiated by, and received from, potential purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

We are authorized to issue 65,000,000 shares of $0.001 par value Common Stock, of which 8,500,000 shares are issued and outstanding. As of the date of this prospectus, there are no outstanding options, warrants or other securities. In the event all of the shares offered herein are sold, DNAS will have 8,700,000 shares issued and outstanding.

VOTING RIGHTS

Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by the stockholder of DNAS, except that in the election of Directors, cumulative voting is not permitted.

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CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to our stockholder. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, and other applicable conditions. We do not intend to pay any cash dividends in the foreseeable future but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

PREEMPTIVE RIGHTS

The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of DNAS’s capital stock in subsequent stock offerings.

LIQUIDATION RIGHTS

In the event of the liquidation or dissolution of DNAS, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of DNAS remaining after the satisfaction of all liabilities.

CONVERSION AND REDEMPTION RIGHTS

The shares of the DNAS’s Common Stock have no conversion rights and are not subject to redemption. The unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued, according to Frascona, Joiner, Goodman, and Greenstein, our legal counsel.

STOCK TRANSFER AGENT

DNAS’s transfer agent is Madison Stock Transfer, Inc., 1688 East 16th Street, Suite 7, Brooklyn, NY 11229.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Overview

DNA Systems, Inc. (“we”, “us”, “our”, “DNAS”, or the “Company”) was incorporated under the laws of the State of Nevada on October 25, 2007. We are a development stage

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company, and our business is to provide event organizing services for professional organizations. Our executive office is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. The authorized capital of DNAS consists of 65,000,000 shares of $0.001 par value common stock. On December 7, 2007, DNAS issued 8,000,000 and 500,000 shares of common stock to Mr. Wilson Kin Cheung and Ms. Josephine Wai Wai Cheung at $0.001 per share for a total of $8,000 and $500 respectively.

It is our business plan to establish contractual relationships with various clients, pursuant to which DNAS receives a fee based upon the organizational services that DNAS provides for its clients.

On April 11, 2008, DNAS entered into an agreement (the “Agreement”) with DNA Financial Systems (HK) Limited (“DNAF Limited”), a Hong Kong corporation founded in 2005, in which DNAS agreed to provide venues for DNAF Limited to organize conferences, seminars, corporate trainings and programs in line with professional events. Pursuant to our Agreement with DNAF Limited, initially, we will provide the conference room located at our executive office as the venue for the professional events of DNAF Limited.

Under the Agreement, DNAS will provide a comprehensive service for special promotions, business and marketing events. Our team of professionals will handle any event from concept to realization and will address DNAF Limited’s needs and desires, with regard to the venue setting, seating, decorations, refreshments and menus. Furthermore, pursuant to the Agreement, we will facilitate the time schedules and event flow and will serve as a point of contact for the site staff and participants. As stated in the Agreement, DNAF Limited shall pay us for the services rendered. The fees for the services that we provide are dependent upon the size, type and duration of the event. The fees shall be paid on the first of the month following the month in which the event was organized by us.

On May 27, 2008, we provided our conference room as the venue for DNAF Limited to hold a conference meeting of 8 participants. Our services also included venue set-up with regard to seating and decorations, serving pointing of contact for the participants, and audio-visual setup. The fee for the services was $6,407 (or HK$50,000 equivalent).

We are still seeking other potential clients.  Our president and director, Mr. Wilson Kin Cheung, has several contacts within the Hong Kong business community which we believe will assist us in developing our business operations. Mr. Cheung plans to contact various representatives within the Hong Kong business community who are interested in organizing corporate events. We plan to rely on the networking capabilities of Mr. Wilson Cheung, to introduce our services to potential clients. Mr. Cheung currently spends around 20% of his time on DNAS. We plan to hire more employees to assist Mr. Cheung; however, we will hire employees only if we have raised sufficient funds, as stated in the “Use of Proceeds” section.

Customers and Marketing

Currently our only customer is DNAF Limited. DNAF Limited is a regional solution provider for the Financial and Security Industry throughout the Asia Pacific Region. They provide complete and technologically integrated solutions for Market Data, Online Trading Systems for Equity Markets, Forex Dealing Room Management Systems, and Corporate Treasury Risk Management Systems. Their offices are located in Hong Kong and Singapore. DNAF Limited is managed by a team of dedicated professionals with different backgrounds.

In addition to our relationship with DNAF Limited, we plan on pursuing relationships with other companies in need of event planning assistance.  Initially, we intend to promote

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and market our brand name and services that we offer through the efforts of our President, Mr. Wilson Cheung.

Competition

The public relations services industry in Hong Kong is highly competitive. There are quite a number of companies, which offer administrative, secretarial service and logistical support to host different events for organizations in Hong Kong. Our competitors have greater resources, technical know-how and managerial capabilities than the Company and will be in a better position than the Company to get in touch with large customers. The Company will rely on the existence of the contacts of our director, Mr. Wilson Cheung, to locate potential customers.  Generally, the types of services that we offer are categorized into two main groups, both of which are discussed below: i) Professional Conference Organizer (“PCO”); ii) and Conference Handling Agent (“CHA”). We will face competition from companies which offer both the following types of services:

Professional Conference Organizers

Professional Conference Organizers, commonly known as PCOs, are commercial companies that assist host organizations in every aspect of organizing an event. PCOs are generally able to serve their clients in numerous capacities including, but not limited to, consultants, project managers, hospitality coordinators, and local secretariat. PCO’s services include venue utilization, technical program planning, speaker support, budget control and accounting, seeking sponsorship, seeking advertisers, registration processing, international publicity and promotion, publications and printing, material production, and on-site management.

Conference Handling Agents

Conference Handling Agents are ground handling agents/tour operators who are experienced in handling large group movements, including international conferences as well as exhibitions and trade shows. Their services include full ground arrangements covering venue and housing arrangements, ground transportation, leisure and accompanying persons programs, small scale print production, registration processing, and on-site arrangement.

Employees

At present, we have no full or part-time employees. DNAS is currently managed by Mr. Wilson Kin Cheung, the President and Director of DNAS, and Ms. Vivian Wing Yee Poon, the Chief Executive Officer of DNAS. We have not signed any employment agreements with Mr. Cheung or Ms. Poon. Mr. Cheung and Ms. Poon devote approximately 20% of their time to our operations. We presently do not have pension, health, annuity, insurance, stock options, profit sharing and similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

We plan to hire one employee in the coming year. They will be responsible for organizing the events and functions, and handling other administrative work. They will be located in the Hong Kong office.

Reports to Security Holders

Once this registration statement becomes effective, we will become subject to the informational requirements of the Securities Exchange Act of 1933 which requires us to file reports, proxy statements and other information with the Securities and Exchange

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Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Room 1580, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

     We have no real property and currently operate from office space provided by Easterly Financial Investment Limited (“Easterly”), for which we pay no rent. Easterly is located at Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong. We have no plans to obtain additional office space for the next twelve months until our business is more developed.

LEGAL PROCEEDINGS

DNAS does not know of any material, active or pending legal proceedings against them; nor is DNAS involved as a plaintiff in any material proceedings or pending litigation.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public trading market exists for the Company’s securities.  As of the date of this registration statement, the Company’s securities are currently held of record by a total of 2 persons. No dividends have been declared or paid on the Company's securities, and it is not anticipated that any dividends will be declared or paid in the foreseeable future.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS THAT INCLUDE RISKS AND UNCERTAINTIES. WE USE WORDS SUCH AS "ANTICIPATES," "BELIEVES," "PLANS," "EXPECTS," "FUTURE," "INTENDS" AND SIMILAR EXPRESSIONS TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS ATTRIBUTED TO CERTAIN THIRD PARTIES RELATING TO THEIR ESTIMATES REGARDING THE OPERATION AND GROWTH OF OUR BUSINESS AND SPENDING. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. WE HAVE BASED THESE FORWARD-LOOKING STATEMENTS ON OUR CURRENT EXPECTATIONS AND PROJECTIONS ABOUT FUTURE EVENTS. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THIS REGISTRATION AS WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATIONS TO DATE. OUR ABILITY TO GENERATE REVENUE IS SUBJECT TO SUBSTANTIAL RISKS.

Overview

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DNA Systems, Inc. was incorporated under the laws of the State of Nevada on October 25, 2007. We are a development stage company, and our business is to provide event organizing services for professional organizations. Our overall objective is to create an event organizing business by building a corporate image as a reliable, trustworthy partner that provides high quality event planning and organizing service to our clients. Our ability to achieve success depends on a number of factors including, but not limited to, our ability to provide high quality and satisfactory services to our clients, as well as our ability to maintain a business relationship with clients.

Our business plan includes the following elements: i) increase our Profile - We plan to organize a number of marketing events, such as business luncheons, to promote DNAS. Our president and director, Mr. Wilson Kin Cheung, maintains a wide network of potential clients. It is our belief that through Mr. Cheung’s business network, we can effectively promote our services through various business luncheons. The estimated cost for organizing a luncheon is approximately $3,000, including the costs for ordering food and other necessary expenses. We plan to organize two luncheons in 2008 and three in 2009; the aggregate costs will be $6,000 and $9,000 respectively. We plan to invite 15-20 potential clients who we believe may have an interest and need for our services; ii) new Employee - We plan to hire one employee in the coming year. They will be responsible for organizing conferences, seminar, information sessions and corporate training to our clients and handling other administrative work. They will be located in the Hong Kong office; and iii) Additional Capital - We plan to obtain the capital needed for our business plan through this offering. If only a portion of the shares offered are sold, or if it takes longer than expected to sell shares in this offering, management or our stockholder may temporarily advance capital to fulfill the liquidity needs. Management has agreed to provide temporary financing to the Company but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our operations.

Results of Operation

Period Ended April 30, 2008

DNAS is a newly incorporated company in its development stage and had $0.00 operating revenue from inception (October 25, 2007) to April 30, 2008, and $0.00 in other income from inception (October 25, 2007) to April 30, 2008.  From the date of inception on October 25, 2007 to April 30, 2008, we have not engaged in significant operations other than DNAS’s organization, raising of initial capital, developing a business plan, signing the agreement with DNAF Limited, and preparing this prospectus and registration statement.

DNAS recorded a net loss of $6,377 from inception to April 30, 2008. The net loss included the formation expenses of $513 and legal, accounting and bank fees of $5,864.

Cash used in operating activities for the period was $2,142. Cash provided by financing activities was $9,398, consisting of $8,500 from issuance of common stock and an $898 advance from our shareholder, Mr. Wilson Cheung.

Liquidity and Capital Resources

As of April 30, 2008, the Company remains in the development stage. For the period ended April 30, 2008, the Company's balance sheet reflects current and total assets of $7,261 in the form of cash and cash equivalents, total liabilities of $5,133 and stockholders’ equity of $2,128 and accumulated (deficit) during the development stage of $6,377.

The Company does not have sufficient assets or capital resources to pay its on-going expenses while it is seeking out business opportunities. The Company has no agreement in

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place with its stockholder or other persons to pay expenses on its behalf, but it is currently anticipated that the Company will rely on loans from the stockholder, Mr. Wilson Cheung, to pay any daily operating expenses prior to any fund raising exercise. The Company anticipates that this arrangement will not change until the Company is able to consummate a business transaction.

Plan of Operation for the Next Twelve Months

As the Company has minimal cash and has only earned $6,407 revenue from our business operations in May 2008, it is planning to raise additional capital through the sale of 200,000 shares common stock in the next 12 months. Through the sale of 200,000 shares of common stock at a price of $0.50 per share, it is expected that the Company will raise an aggregate of $100,000 for operating expenses and business expansion.

The Company plans to allocate 30% of any proceeds received to cover the expenses incurred in the offering.  If the offering is 30% or less subscribed, all proceeds will be used to pay the expenses of the offering. We plan to use the proceeds, if any, from the offering to develop our business and acquire equipment to improve our efficiency.  If the offering is fully subscribed, we plan to allocate 55% of the proceeds received to working capital. If only 75% or 50% of the offering is subscribed, we may allocate 45% or 25% of the proceeds received to working capital, respectively. The remaining 5% and 10% of any proceeds received will be used for future administrative expenses and business development.

Funds allocated to working capital are intended to be used for hiring more than one employee in the coming 12 months. They will responsible to organize conferences, seminar, information sessions and corporate training for the potential clients. If we do not obtain enough funds from this offering, we may hire only one marketing professional to assist DNAS’s CEO, Ms. Vivian Poon.

Funds allocated to business development are intended to be used to prepare marketing materials for us to locate new business partners. We hope to build up our corporate reputation and align with more business partners to provide our services to them. The funds allocated to administrative expenses are intended to be used for indirect expenses to maintain the daily operation of the business, such as travel expenses, stationary and postage expenses, and utility expenses.

Management plans to temporarily advance capital to maintain normal operations. Management has agreed to provide temporary financing to the Company, but is not contractually obligated to do so. If we fail to raise additional funding, we may have to delay, scale back or discontinue some or all of our operations.

The Company does not maintain an office and its officers are stationed at the office of the President, for which the Company pays no rent. It is expected that the Company will not purchase any property in the coming 12 months.

Off Balance Sheet Arrangements

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT

We have had no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

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DIRECTORS, EXECUTIVE OFFICERS

The position and age of our director and executive officers is shown in the following table. The director has been elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. Vacancies in the existing Board of Directors are filling by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director Since

Wilson Kin Cheung	34	President, Treasurer and Director	October 2007
Vivian Wing Yee Poon	25	Chief Executive Officer	October 2007

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole.

Biographical Information

Mr. Wilson Kin Cheung. Wilson Kin Cheung has been the President, Treasurer and Director of　DNAS since October 2007 to the present. His responsibilities include general and financial management. Mr. Cheung has more than ten years of experience in the investment banking and corporate finance areas in Hong Kong markets. From July 2005 to the present, Mr. Cheung has been the managing director of Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region. From April 2002 to July 2005, Mr. Cheung was a director of Apex Wealth Enterprises Limited, a BVI company (now known as China Security and Surveillance Technology, Inc.) whose business is to manufacture, distribute, install and service security and surveillance products and systems and to develop security and surveillance related software in China. Mr. Cheung was with First Asia Finance Group Limited from December 2001 to July 2005.

Mr. Cheung is currently an officer and director of three other companies which are reporting companies under the Securities Exchange Act of 1934: i) in August 2005 he has been the president and director of Super Luck, Inc., a Delaware corporation which is in the business of reselling a financial software products; ii) since December 2005, he has been the president and director of Market Data Consultants, Inc., a Delaware corporation which is in business of reselling a market data management software products; and iii) since August, 2006, he has been the president and director of China Multimedia, Inc., a Nevada corporation established to provide web design solutions and introduce potential business opportunities to business partners.

Mr. Cheung holds a Bachelor of Business degree from the Swinburne University of Technology in Melbourne, Australia. He obtained an EMBA in the Chinese University of Hong Kong in 2006. Currently, Mr. Cheung devotes approximately 20% of his time to DNAS. He also devotes approximately 20% of his time to each of Super Luck, Inc., Market Data Consultants, Inc., China Multimedia, Inc., and Easterly Financial Investment Limited, respectively. None of these companies are in the same business as DNAS and, as a result, there would be no direct conflicts among DNAS and these entities.

Ms. Vivian Wing Yee Poon. Vivian Wing Yee Poon has been the Chief Executive Officer of DNAS since October to the present, and the secretary of DNAS since August.  She

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is responsible for the general administrative work and management of the Company. Ms. Poon has been working in Easterly Financial Investment Limited, a Hong Kong corporation, which provides financial advisory services in the Asia Pacific region since January 2007. From August 2005 to October 2006, Ms. Poon worked as a Department Officer in Hospital Authority. Ms. Poon is currently the Secretary of two other reporting companies under the Securities Exchange Act of 1934: i) since February 2008, she has been the secretary of China Multimedia, Inc., a Nevada corporation established to provide web design solutions and introduce potential business opportunities to business partners; and ii) since April 2008, she has been the secretary of Market Data Consultants, Inc. a Delaware corporation which is in business of reselling a market data management software products. Her responsibilities are to oversee the general and administrative tasks. Ms. Poon graduated from the University of Hong Kong with a Bachelor Degree in Science in 2005.

Significant Employees

We have no employees at this time.

Family Relationships

There are no family relationships between any of the current directors or officers of the Registrant.

Directorships

In addition to serving as a director of the DNAS, Mr. Wilson Kin Cheung serves as a director of Super Luck, Inc., Market Data, Inc., and China Multimedia, Inc.

Involvement in Certain Legal Proceedings

None of the DNAS’s officers, directors, promoters or control persons has been involved in the past five (5) years in any of the following:

(1)

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)

Any conviction in a criminal proceedings or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

Being found by a court of competent jurisdiction (in a civil action), the SEC or the U.S. Commodity Futures Trading Commission to have violated a federal or state securities laws or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth executive compensation for fiscal year ended April 30, 2008. We have not paid any salaries or bonuses to any of our officers from our inception

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through the date hereof. We refer to all of these officers collectively as our "named executive officers."

Summary Compensation Table

Name And Principal Position	Fiscal year Ended April 30	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Options Awards (Value of Options) ($)	Total Compensation

Wilson Kin Cheung, President	2008	$0	--	--	--	--	$0

Vivian Wing Yee Poon, CEO	2008	$0	--	--	--	--	$0

We have no written employment agreements with our officers and director and to date have not paid any compensation to our officers and director. We have no plans or packages providing for compensation of officers after resignation or retirement.

Director Compensation

We do not currently compensate our director for his service as a director. The director is reimbursed for his reasonable out-of-pocket expenses incurred with attending board or committee meetings.

The following table provides summary information concerning compensation awarded to, earned by, or paid to our director for all services rendered to the Company in all capacities for the fiscal year ended April 30, 2008.

Name	Salary / Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Compensation
Wilson Kin Cheung	--	--	--	--	--	--	--

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 30, 2008, the ownership of each director of DNAS, of all directors of DNAS as a group, and of each person known by DNAS to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrant or other right to acquire additional securities of DNAS except as may be otherwise noted.

Title of Class	Name and Address	Number of Shares Beneficially Owned	Percent of Class

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Common	Wilson Kin Cheung (1) Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong	8,000,000	94.12%
Common	Vivian Poon(1) Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong	0	0.0%
Common	Josephine Wai Wai Cheung (2) Rm 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong	500,000	5.88%
Common	All Officers and Directors as a Group (2 in number)	8,000,000	94.12%

(1)

The person listed is an officer, a director, or both, of the Company.

(2)

Ms. Josephine Wai Wai Cheung is the sister of Mr. Wilson Kin Cheung.

TRANSACTIONS WITH RELATED PERSONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

From inception, October 25, 2007 to April 30, 2008, our majority stockholder has loaned DNAS a total of $898. The loan is unsecured, does not bear interest and is payable upon demand.

No officer, director, promoter, or affiliate of DNAS has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by DNAS through security holdings, contracts, options, or otherwise.

    We have adopted a policy under which any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a prospective business opportunity would be paid in stock rather than in cash.  Any such issuance of stock would be made on an ad hoc basis. Accordingly, we are unable to predict whether, or in what amount, such a stock issuance might be made. DNAS may pursue the acquisition of additional businesses that may provide new business opportunities. In the event that an acquisition candidate purchases the shares of DNAS, it is more likely than not that such a candidate would pay a price higher than the price originally paid by our current stockholders.  However, there is no guarantee that the stockholders will make a profit on such a transaction.  Any decision to sell the shares of DNAS could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

    It is not currently anticipated that any salary, consulting fee, or finder's fee shall be paid to any of DNAS’s directors or executive officers or to any other affiliate of us except as described under "Executive Compensation" above.

    DNAS does not maintain an office, but it does maintain a mailing address at the office of

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its President, Mr. Wilson Cheung, for which it pays no rent and for which it does not anticipate paying rent in the future. It is likely that DNAS will not establish an office until it has completed a business acquisition transaction, but it is not possible to predict what arrangements will actually be made with respect to future office facilities.

Although management has no current plans to cause us to do so, it is possible that we may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by DNAS’s current stockholder to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to our current stockholder, or requiring the future employment of specified officers and payment of salaries to them. A sale of securities by our current stockholder to an acquisition candidate might be at a price higher than that originally paid by our current stockholder but may or may not be higher than the price paid by subscribers to this offering. Any payment to our current stockholder in the context of an acquisition involving DNAS would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity. Any decision to sell the shares of DNAS could be made at the sole discretion of the current sole stockholder without the vote of the purchasers in this offering.

Director Independence

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission.  These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board’s opinion, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.  Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing.  The Company’s board of directors may not find independent a director who:

1.

is an employee of the company or any parent or subsidiary of the company;

2.

accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company’s securities; (c) compensation paid to a family member who is a non-executive employee of the company’ (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.

is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.

is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company’s securities or (b) payments under non-discretionary charitable contribution matching programs;

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5.

is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or

6.

is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit.

Based upon the foregoing criteria, our Board of Directors has determined Wilson Kin Cheung is not an independent director under these rules as he is also employed by the Company as its President and Treasurer.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

DNAS’s Articles of Incorporation and Bylaws include provisions requiring it to provide indemnification for officers, directors, and other persons. DNAS has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of DNAS.  DNAS may not provide such indemnification unless the person seeking it acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of DNAS and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling DNAS pursuant to the foregoing provisions, DNAS has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

LEGAL COUNSEL

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements of the Company for the period from October 25, 2007 (date of inception) to April 30, 2008, included in this prospectus have been audited by PKF Hong Kong, China, Certified Public Accountants, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

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We will incur the following expenses in relation to this offering, assuming that all shares are sold in this offering:

Type of Expense	Amount
Registration Fees	$ 10.70
Transfer Agent’s Fees (1)	$ 1,000.00
Printing, Postage, Distribution, etc. (1)	$ 300.00
Legal Fees (1)	$ 23,000.00
Accounting Fees (1)	$ 5,700.00
Miscellaneous (1)	$ 50.00
Total (1)	$ 30,060.70

(1) Estimated.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the Company’s Articles of Incorporation and Bylaws include provisions requiring the Company to provide indemnification for officers, directors, and other persons.  The following describes the terms of the indemnification:

(a)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall

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be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)

The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

RECENT SALES OF UNREGISTERED SECURITIES

On December 7, 2007, the Company issued 8,000,000 and 500,000 shares to Wilson Kin Cheung and Josephine Wai Wai Cheung in exchange for $8,000 and $500 respectively. The securities were not registered under the Securities Act of 1933.  The Company completed the offerings pursuant to Regulation S of the Securities Act. Mr. Wilson Cheung and Ms. Josephine Cheung represented to the Company that they were a non-US person as defined in Regulation S. The Company did not engage in a distribution of this offering in the United States. Appropriate legends were affixed to the stock certificate issued to each purchaser in according with Regulation S. Each investor was given adequate access about us to make an

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informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

EXHIBITS

3.1

Articles of Incorporation of DNA Systems, Inc. (herein incorporated by reference from filing on Form S-1 filed by DNA Systems, Inc. with the SEC on July 31, 2008.).

3.2

Bylaws of DNA Systems, Inc. (herein incorporated by reference from filing on Form S-1 filed by DNA Systems, Inc. with the SEC on July 31, 2008.).

5.1

Opinion of Corporate Counsel*

10.1

Contract with DNA Financial Systems Limited signed on April 11, 2008 (herein incorporated by reference from filing on Form S-1 filed by DNA Systems, Inc. with the SEC on July 31, 2008.).

23.1

Consent of Certified Public Accountants*

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business

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issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in Central, Hong Kong, on August 21, 2008.

DNA SYSTEMS, INC.

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By: /s/ Wilson Cheung, President

Date: August 21, 2008

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Wilson Cheung, Principal Executive Officer and Director

Date: August 21, 2008

By: /s/ Wilson Cheung, Principal Financial Officer and Principal Accounting Officer

Date: August 21, 2008

- 0 -

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FINANCIAL STATEMENTS

DNA Systems, Inc.

(A development stage company)

Financial Statements

For the period from October 25, 2007

(Date of Inception)

To April 30, 2008

(Stated in US Dollars)

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the sole director and stockholders of DNA Systems, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of DNA Systems, Inc. (the “Company”) as of April 30, 2008, and the related statement of loss, stockholders’ equity and cash flows for the period from October 25, 2007 (date of inception) to April 30, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DNA Systems, Inc. as of April 30, 2008, the result of its operation and its cash flows for the period from October 25, 2007 (date of inception) to April 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As described in Note 1 to the financial statements, the Company is a development stage company and has an accumulated (deficit) as of April 30, 2008, these factors raise substantial doubt about its ability to continue as a going concern.  These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PKF

Certified Public Accountants

Hong Kong, China

June 30, 2008

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF APRIL 30, 2008

US$
ASSETS

Current assets
Cash and cash equivalents	7,261

Total assets	7,261

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued audit fee	4,235
Amount due to a stockholder (Note 7)	898

Total liabilities	5,133

Stockholders’ equity
Common stock - US$0.001 par value (Note 4) :
authorized 65,000,000 shares;
issued and outstanding 8,500,000 shares	8,500
Accumulated (deficit) during the development stage	(6,377)
Accumulated other comprehensive income	5

Total stockholders’ equity	2,128

Total liabilities and stockholders’ equity	7,261

See accompanying notes to the financial statements.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF LOSS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

US$

Revenue	-

Expenses
Formation expenses	513
General and administrative expenses	5,864

Loss before income taxes	(6,377)
Income taxes (Note 2)	-

Net loss	(6,377)

Net loss per share :
Basic and diluted (Note 3)	0.00

Weighted average number of shares :
Basic and diluted	6,566,138

See accompanying notes to the financial statements.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

			Accumulated	Accumulated
	Common stock		(deficit) during	other
	No. of		the development	comprehensive
	shares	Amount	stage	income	Total
		US$	US$	US$	US$

Issuance of common stock
on December 7, 2007 (Note 4)	8,500,000	8,500	-	-	8,500

Net loss from October 25, 2007
(date of inception) to
April 30, 2008	-	-	(6,377)	-	(6,377)

Foreign currency translation	-	-	-	5	5

Total comprehensive (loss)					(6,372)

Balance, April 30, 2008	8,500,000	8,500	(6,377)	5	2,128

See accompanying notes to the financial statements.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

US$
Cash flows from operating activities :
Net loss	(6,377)
Change in liabilities :
Increase in accrued audit fee	4,235

Net cash used in operating activities	(2,142)

Cash flows from financing activities :
Proceeds from issuance of common stock	8,500
Advance from a stockholder	898

Net cash provided by financing activities	9,398

Effect of rate changes on cash	5

Net change in cash and cash equivalents	7,261

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	7,261

Cash paid for :
Income taxes paid	-
Interest paid	-

See accompanying notes to the financial statements.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Corporate information

DNA Systems, Inc. (the “Company” or “DNAS”) was incorporated in the State of Nevada on October 25, 2007, for the purpose of providing venues, its related set-up and cleanup for professional organizations to organize conferences, seminars, corporate training, and other events.

The Company is a development stage company and has not yet generated any revenue during the reporting period. Mr. Wilson Kin Cheung, the President and Director of DNAS, has been locating potential clients for the Company during the reporting period. He spends approximately 20% of his time on DNAS.

On April 11, 2008, the Company entered into an agreement with DNA Financial Systems (HK) Limited (“DNAF Limited”), a Hong Kong corporation founded in 2005, in which DNAS agreed to provide venues for DNAF Limited to organize conferences, seminars, corporate trainings and programs in line with professional events. DNAF Limited is not a related company although its name is similar to the name of the Company. Pursuant to the agreement, the Company shall provide the conference room located at its executive office as the venue for the professional events of DNAF Limited.

Continuance of operations

These financial statements are prepared on a going concern basis, which considers the realization of assets and satisfaction of liabilities in the normal course of business. As of April 30, 2008, the Company had cash and cash equivalents of US$7,261, working capital and stockholders’ equity of US$2,128 and accumulated (deficit) during the development stage of US$6,377 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans on the continuation of the Company as a going concern include financing the Company’s existing and future operations through additional issuance of common stock and/or advances from the majority stockholder and seeking for profitable business opportunities. However, the Company has no assurance with respect to these plans. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Cash and cash equivalents

Cash and cash equivalents comprise highly liquid investments with original maturity of three months or less. At April 30, 2008, cash and cash equivalents consist of bank balance of US$621 and cash on hand of US$6,640.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Concentration of risk

The Company keeps cash in HKD and maintains a HKD savings account with a commercial bank in Hong Kong, which are financial instruments that are potentially subject to concentration of credit risk. During the reporting period, the Company has not engaged in any hedging activities.

Income taxes

The Company accounts for income tax in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognized for all significant temporary differences between tax and financial statement bases of assets and liabilities. A valuation allowance is recognized on deferred tax assets when it is more likely than not that these deferred tax assets will not be realized.

Foreign currency translation

The Company keeps cash and cash equivalents and incurred expenses in HKD during the reporting period and thus HKD is considered to be the functional currency. Transactions denominated in currencies other than HKD are translated into HKD at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into HKD at the rates of exchange prevailing at the balance sheet date. Exchange gains and losses are included in the determination of net income.

For financial reporting purposes, HKD has been translated into United States dollars (“US$”) as the reporting currency. Assets and liabilities are translated into US$ at the exchange rate in effect at the period end. Income and expenses are translated at average exchange rate prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders’ equity as “Accumulated other comprehensive income - foreign currency translation adjustments”. Gains and losses resulting from foreign currency translation are included in other comprehensive income/(loss).

Conversion of amounts from Hong Kong dollars into United States dollars has been made at the exchange rate of US$1.00 = HK$7.7906 from inception on October 25, 2007 to April 30, 2008. There is a comprehensive income of US$5 due to the effect of rate changes during the reporting period.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

1.

NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in these financial statements and the accompanying notes during the reporting period. Actual results could differ from those estimates.

Fair values of financial instruments

Financial instruments include cash and cash equivalents, accrued audit fee and amount due to a stockholder. Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161 "Disclosure about Derivative Instruments and Hedging Activities" (“SFAS 161”). SFAS 161 changes the disclosure requirements for derivative instruments and hedging activities. The guidance will become effective for the fiscal year beginning after November 15, 2008. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. This statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently evaluating the impact of adoption SFAS 161 on its financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies, within the accounting literature established by the FASB, the sources and hierarchy of the accounting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. The Company is currently evaluating the impact of adoption SFAS 162 on its financial statements.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

2.

INCOME TAXES

A reconciliation of income taxes at statutory rate is as follows :-

US$

Loss before income taxes	(6,377)

Expected benefit at statutory rate of 15%	(957)
Valuation allowance	957

-

Recognized deferred income tax asset is as follows :-

US$

Operating losses available for future periods	957
Valuation allowance	(957)

-

At April 30, 2008, the Company has incurred operating losses of US$6,377 which, if unutilized, will expire through to 2028. Future tax benefits arising as a result of these losses have been offset by a valuation allowance.

3.

NET LOSS PER SHARE

During the reporting period, the Company did not issue any dilutive instruments. Accordingly, the reported basic and diluted loss per share is the same.

4.

COMMON STOCK

The Company was incorporated on October 25, 2007 with authorized capital of 65,000,000 shares of common stock of US$0.001 par value. On December 7, 2007, 8,500,000 shares of common stock of US$0.001 par value totaling US$8,500 were issued for cash.

5.

STOCK INCENTIVE PLAN

The Company has not established any stock incentive plan since its incorporation.

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DNA SYSTEMS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

FOR THE PERIOD FROM OCTOBER 25, 2007 (DATE OF INCEPTION) TO APRIL 30, 2008

6.

COMMITMENTS AND CONTINGENCIES

The Company had no commitments or contingent liabilities as of April 30, 2008.

7.

RELATED PARTY TRANSACTIONS

A stockholder, who is also the director, advanced US$898 to the Company financing its working capital for the period from inception on October 25, 2007 through April 30, 2008. The advance is interest-free, unsecured and repayable on demand.

The Company maintained a mailing address and its officers were stationed at the office of the director for rent-free during the period from inception on October 25, 2007 to April 30, 2008.

The Company appointed an employee of a related company, which is controlled by the Company’s director, as the Chief Executive Officer of the Company for free effective from October 25, 2007.

8.

SUBSEQUENT EVENT

On May 27, 2008, the Company commenced its business and earned US$6,407 (equivalent HKD50,000) revenue for providing event organizing services to DNAF Limited.

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